EXHIBIT 3.209
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/23/2002
020534609 — 3561879
CERTIFICATE OF FORMATION
OF
ABILENE MERGER, LLC
The undersigned, an authorized person of the age of eighteen (18) years or more, acting as organizer of a limited liability company under the Delaware Limited Liability Company Act (the “Act”), has duly executed and hereby files this Certificate of Formation of Abilene Merger, LLC. The undersigned certifies that;
ARTICLE I.
The name of the limited liability company is Abilene Merger, LLC (the “Company”).
ARTICLE II
The Company is organized for the purpose of engaging in any lawful act, activity and/or business for which limited liability companies may be organized under the Act.
ARTICLE III.
The address of the registered office of the limited liability company in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.
ARTICLE IV.
This Certificate of Formation shall be effective on the date of filing with the Secretary of State.
/s/Donald P. Fay
Name: Donald P. Fay, an authorized person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 12/12/2002
020763211 — 3561879
CERTIFICATE OF MERGER
OF
NC-SCHI, INC.
WITH AND INTO
ABILENE MERGER, LLC
Pursuant to
Section 18-209 of the Delaware Limited Liability Company Act and
Sections 14-2-1103 and 14-2-1109 of the Georgia Business Corporation Code
The undersigned constituent entities DO HEREBY CERTIFY:
FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

NC-SCHI, Inc.	Georgia

Abilene Merger, LLC	Delaware
SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) between the constituent entities to the merger (the “Merger”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act and the requirements of Sections 14-2-1103 and 14-2-1109 of the Georgia Business Corporation Code.
THIRD: NC-SCHI, Inc. will be merged with and into Abilene Merger, LLC, with Abilene Merger, LLC being the surviving entity in the Merger. The name of the surviving entity will be Abilene Merger, LLC.
FOURTH: The executed Merger Agreement is on file at the principal place of business of Abilene Merger, LLC. The address of Abilene Merger, LLC 5800 Tennyson Parkway, Plano, TX 75024.
FIFTH: A copy of the Merger Agreement will be furnished by Abilene Merger, LLC, on request and without cost, to any shareholder or member of the constituent entities.

SIXTH: The Certificate of Formation and Limited Liability Company Agreement of Abilene Merger, LLC shall be the Certificate of Formation and Limited Liability Company Agreement of the surviving entity and shall not be amended in connection with the Merger.
SEVENTH: The Merger has been duly authorized and approved by written consent of the sole shareholder of NC-SCHI, Inc. and by written consent of the sole member of Abilene Merger, LLC.
EIGHTH: The effective date and time of this Certificate of Merger is 11:59 p.m. on December 31, 2002.
IN WITNESS WHEREOF, this Certificate of Merger has been executed as of the 31st day of August 2002.
ABILENE MERGER, LLC

By:	/s/ Donald P. Fay
Name: Donald P. Fay
Title: Executive Vice President

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